                              EMPLOYMENT AGREEMENT                  EXHIBIT 10.2


          EMPLOYMENT AGREEMENT (this "Agreement"), effective as of May 15, 1996 (the "Effective Date"), by and between SAMSONITE CORPORATION, a Delaware corporation (the "Company"), and RICHARD R. NICOLOSI (the "Executive").

                              W I T N E S S E T H:

          WHEREAS, the Company desires to retain the services of the Executive and to enter into this Agreement as of the Effective Date.

          WHEREAS, the Executive is willing to serve the Company on the terms and conditions herein provided.

          NOW, THEREFORE, in consideration of the foregoing and of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT

          The Company agrees to employ the Executive and the Executive agrees to serve the Company on the terms and conditions set forth herein.

     2.   TERM

          This Agreement shall have a term (the "Term") beginning on the Effective Date and expiring on the second anniversary of the Effective Date.

     3.   POSITION AND DUTIES

          (a) The Executive shall serve as President and Chief Executive Officer of the Company and shall perform such duties and exercise such supervision and powers over and with regard to the business of the Company customarily associated with his position, as well as such duties and services prescribed herein and as may be prescribed from time to time by the Board of Directors of the Company or any duly authorized committee thereof (the "Board"). The Executive shall perform such duties, under the supervision and direction of the Board, to the best of his ability and in a diligent and proper manner. The Executive shall report directly to the Board.

          (b) Except during customary vacation periods and periods of illness, the Executive shall, during his employment hereunder, devote his full business time and attention to the performance of services for the Company, and as determined by the Board. Notwithstanding the foregoing sentence, nothing in this Agreement shall preclude the Executive from (i) serving on the board of directors of up to two business corporations (other than the Company and its subsidiaries) and (ii) managing his personal investments, as long as such activities do not interfere with the Executive's performance of his duties hereunder.

          (c) Nothing in this Agreement shall affect the Executive's duty of loyalty and duty of care to the Company and its subsidiaries as provided under applicable state laws.

          (d) The Company shall nominate the Executive to serve as a director of the Company and use its best efforts to cause the Executive to be elected (and re-elected) to such position during his employment hereunder. The Executive agrees to resign as a director of the Company upon his termination of employment with the Company.

     4.   COMPENSATION AND RELATED MATTERS

          (a) SALARY. During the Executive's employment hereunder, the Company shall pay to the Executive a salary ("Base Salary") in equal installments in accordance with normal payroll practices of the Company but not less frequently than monthly. The Base Salary shall be payable at the rate of $600,000 per annum, starting as of the Effective Date. The payments of Base Salary hereunder shall not in any way limit or reduce any other obligation of the Company hereunder, and no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Executive's Base Salary hereunder.

          (b) RELOCATION. It is contemplated that the Executive's office shall be in the Company's executive offices in Denver, Colorado, unless, subsequently during the Term, the Board and the Executive agree that it would be desirable for the Executive's office to be located elsewhere. Accordingly, the Executive shall promptly relocate to the Denver metropolitan area and shall own or lease a residence in the Denver metropolitan area so long as he shall be headquartered there.
To defray the cost of owning or leasing a residence proximate to the Executive's office, the Company shall pay the Executive an allowance of $150,000 per annum, payable monthly during the Executive's employment hereunder. In addition, to defray the cost of relocating to the Denver metropolitan area, the Company shall make a lump sum payment of $100,000 to the Executive, payable within 45 days after the date hereof, and except for such lump sum payment, the Company shall have no obligation to reimburse the Executive for any costs and expenses incurred in connection with the relocation of the Executive and his family to the Denver metropolitan area.

          (c) EXPENSES. (i) The Executive shall be entitled to receive prompt reimbursement from the Company of all reasonable expenses incurred by the Executive in performing services hereunder, in accordance with the policies and procedures established by the Company from time to time. In light of the fact that the Executive may be required to travel for extended periods of time, such expenses shall include all reasonable expenses of the Executive's wife for travel with the Executive in the service of the Company. The Executive shall furnish the Company with evidence that such expenses were incurred as the Company may from time to time reasonably request.

          (ii) In the event that the Company relocates its executive offices from Denver, Colorado to a location outside a 30 mile radius from Denver, the Company shall reimburse the Executive for all reasonable relocation and moving expenses incurred by him in connection with relocating his residence. The Executive shall furnish the Company with evidence that such expenses were incurred as the Company may from time to time reasonably request. The Company shall reimburse the Executive on a grossed-up basis (taking into account any deductions available to the Executive in respect of such expenses) in the event that any incremental taxes are incurred by him solely by reason of such reimbursement of such relocation and moving expenses.

          (d) STOCK OPTION AGREEMENT. As an inducement to the Executive to enter into this Agreement and solely in connection with the performance of services by the

Executive pursuant to this Agreement, the Executive shall receive a grant of stock options (the "Options") to purchase 425,532 shares of the common stock, par value $.01 per share ("Common Stock"), of the Company pursuant to and subject to the terms and conditions of the Stock Option Agreement, dated as of the date hereof, by and between the Company and the Executive (the "Stock Option Agreement"). The Stock Option Agreement shall be executed concurrently with this Agreement.

          (e) OTHER BENEFITS. From and after the Effective Date, the Executive shall be entitled to participate in all of the Company's employee pension plans, welfare benefit plans, tax-deferred savings plans, or other benefit arrangements (including any insurance or trust arrangements maintained generally for the benefit of the Company's directors and officers) and in which the senior executives of the Company who receive equity-based compensation are entitled to participate (collectively, the "Company Plans"), on the same basis as other senior executives of the Company who receive equity-based compensation; PROVIDED, HOWEVER, that the Company shall waive, or obtain the waiver of, any waiting period or other eligibility requirements of such plans or other benefit arrangements to the maximum extent permitted under such plans and arrangements, but only to the extent that the same does not result in any additional cost or obligation to the Company (other than costs and obligations arising solely as a result of the addition of the Executive as a participant therein), so as to provide such benefits to the Executive (and to commence accruing such benefits, as the case may be, for the account of the Executive) immediately on and after the Effective Date. Without limiting the generality of the foregoing, from and after the Effective Date, the Executive shall be provided with the use of a Company provided automobile in accordance with the Company's current policy for executive officers. Without limiting the generality of the foregoing, the Executive shall be entitled to participate in any supplemental executive retirement plan or excess benefit plan (a "SERP") that the Company may maintain from time to time for the benefit of its senior executive officers on the same terms and conditions as are applicable to other senior executive officers of the Company who receive equity-based compensation, provided that the amount of compensation with respect to which benefits are determined under such plan shall be limited as determined by the Board. The Company and the Executive agree that nothing in this Agreement shall preclude the Company from amending or terminating any such employee benefit plan, policy or practice, whether now or hereinafter in effect, so long as such amendment or termination applies substantially equally to all other senior executive officers of the Company who receive equity-based compensation.

          (f) INCENTIVE BONUS. The Executive shall be eligible to receive an annual incentive bonus (the "Incentive Bonus") in respect of each fiscal year of the Company that ends during the Term, starting with the fiscal year ending January 31, 1997. The Incentive Bonus in respect of each fiscal year that ends during the Term (each, a "Reference Year") shall be calculated on the terms hereafter set forth in this Section 4(f). The Incentive Bonus may, subject to the conditions set forth below, equal up to $500,000 with respect to each Reference Year. The Executive's Incentive Bonus shall consist of a Target Bonus and a Project Bonus (each as defined below), determined as follows:

          (i) A portion of the Incentive Bonus (the "Target Bonus") in an amount equal to the EBIT Attainment Percentage (as defined below) multiplied by $250,000 shall be payable to the Executive with respect to each Reference Year, provided that the Target Bonus shall not be paid with respect to any Reference Year if the EBIT Attainment Percentage with respect to such Reference Year is less than eighty percent (80%). The "EBIT Attainment Percentage" with respect to any Reference Year shall mean the percentage that is established as follows: if the EBIT (as defined below) of the Company with respect to the Reference Year is

               (A) less than the Minimum EBIT Target (as defined below) for such Reference Year, then the EBIT Attainment Percentage shall equal zero percent (0%);

               (B) equal to the Minimum EBIT Target for such Reference Year, the EBIT Attainment Percentage shall equal eighty percent (80%);


               (C) greater than the Minimum EBIT Target but less than the Annual EBIT Target (as de-fined below) for such Reference Year, the EBIT Attainment Percentage shall equal the sum of (x) eighty percent (80%) plus (y) the product of twenty percent (20%) multiplied by a fraction, the numerator of which shall be the excess of (I) the EBIT of the Company over (II) the Minimum EBIT Target for such Reference Year and the denominator of which shall be the excess of the Annual EBIT Target over the Minimum EBIT Target; or

               (D) equal to or greater than the Annual EBIT Target for such Reference Year, the EBIT Attainment Percentage shall equal one hundred percent (100%).

          (ii) The Board, in consultation with the Executive, shall determine the "Annual EBIT Target" and the "Minimum EBIT Target" for the Reference Years ending January 31, 1997 and January 31, 1998, on or before June 30, 1996 and March 15, 1997, respectively, and promptly after such targets have been determined, the Board shall give the Executive written notice thereof. The Annual EBIT Targets and Minimum EBIT Targets determined by the Board shall be reasonably achievable in the good faith judgment of the Board.
     The Board, in consultation with the Executive, shall have the right, acting in good faith, to adjust the Annual EBIT Target and the Minimum EBIT Target upon the occurrence of any acquisition, disposition or other significant event that occurs after such targets have been determined. For purposes of this Section 4(f), "EBIT" shall mean, for any period, the Company's consolidated earnings (excluding extraordinary gains and losses and gains or losses from the sale of fixed assets outside of the ordinary course of business) from continuing operations before interest and taxes for such period, and EBIT shall be determined on the same basis of the Annual EBIT Target and the Minimum EBIT Target. Notwithstanding the foregoing, EBIT for any Reference Year shall be equitably adjusted by the Board, in consultation with the Executive and acting in good faith (solely for the purposes of Section 4(f)(i)) to the extent that the Company's business was not conducted in the ordinary course in accordance with past practices.

          (iii) A portion of the Incentive Bonus in a target amount equal to a maximum of $250,000 (the "Project Bonus") shall be payable to the Executive to the extent that the Board determines that the Executive has satisfactorily completed certain projects (the "Annual Projects") established by the Board with respect to such Reference Year in accordance with this subparagraph (iii), provided that the Board may award a Project Bonus of between eighty percent (80%) and one hundred percent (100%) of the target amount based upon its evaluation of the manner in which the Executive completes the Annual Projects. The Board, in consultation with the Executive, shall determine the Annual Projects for the Reference Years ending January 31, 1997 and January 31, 1998, on or before June 30, 1996 and March 15, 1997, respectively, and promptly after such projects have been determined, the Board shall give the Executive written notice thereof. The Annual Projects determined by the Board shall be reasonably achievable in the good faith judgment of the Board. The Executive acknowledges that the Annual Projects established by the Board may not be measured by financial results or other quantifiable standards and may depend on subjective judgments by the Board, and the Executive agrees that the determination of the Board as to the extent to which such Annual Projects have been satisfactorily completed shall be conclusive for all purposes, provided that such determination shall be made in good faith.

          (iv) Each Incentive Bonus (including the Target Bonus and the Project Bonus) shall be paid not more than 30 days after a determination by the Board that an applicable performance goals have been met, and such determination shall be made not later than 10 days following the filing of a Form 10-K for the Company, or if the Company is not required to file a Form 10-K, not later than 10 days following the date upon which the Company's audited financial statements first become available.

          (v) The Executive shall be entitled to receive an Incentive Bonus for the full Reference Year ending January 31, 1997 as if he had been employed for the entire fiscal year then ending, provided that the Executive shall be entitled to receive at least eighty percent (80%) of the maximum Incentive Bonus for such Reference Year ($400,000), regardless of whether or not the Minimum EBIT Target or Annual Projects for such Reference Year shall have been achieved. The Executive shall not be entitled to an Incentive Bonus with respect to the fiscal year ending January 31 1999 or any portion thereof.

          (g) VACATION AND OTHER ABSENCES. The Executives shall be entitled to paid vacation and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the Company in effect from time to time, at least comparable to those received by other senior executives of the Company; PROVIDED, HOWEVER, that the Executive shall always be entitled to at least four weeks of paid vacation in each calendar year and pro rata for part of a year.

          (h) SERVICES FURNISHED. The Company shall furnish the Executive with office space, secretarial assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

     5.   TERMINATION

          The Executive's employment hereunder may be terminated under the following circumstances:

          (a) DEATH. The Executive's employment hereunder shall terminate upon his death.

          (b) DISABILITY. If the Board determines in good faith, based on medical evidence acceptable to it, that the Executive has become physically or mentally disabled or incapacitated during his employment hereunder for a continuous period of ninety (90) days to such an extent that he shall be unable to perform his duties hereunder then, notwithstanding the provisions of Section 2, the Company may, after the expiration of said ninety (90) day period and during the continuance of such disability or incapacity, give to the Executive a Notice of Termination (as defined in Section 5(e) hereof) of the Executive's employment hereunder and such employment shall terminate on the date provided in
Section 5(f) hereof.

          (c) TERMINATION BY THE COMPANY. The Company may terminate the Executive's employment hereunder at any time with or without Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (A) the engaging by the Executive in willful misconduct that is materially injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company by the Executive or the conviction of the Executive of a felony or the entrance of a plea of guilty by the Executive to a felony or (C) the failure or refusal by the Executive to devote his full business time and attention (as described in Section 2(b) of this Agreement) to the performance of his duties and responsibilities hereunder or any other breach by the Executive of this Agreement in any material respect if such breach has not been cured by the Executive within thirty (30) days after the Preliminary Notice (as defined below) has been given to the Executive. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The Executive shall not be deemed to have been terminated for Cause, unless the Company shall have given the Executive (i) notice (the "Preliminary Notice") setting forth, in reasonable detail the facts and circumstances claimed to provide a basis for termination for Cause, (ii) a reasonable opportunity for the Executive, together with his counsel, to be heard before the Board and (iii) a Notice of Termination stating that, in the good faith judgement of the Board, the Executive was guilty of conduct set forth in clauses (A), (B) or (C) above, and specifying the particulars thereof in reasonable detail. Upon receipt of the Preliminary Notice, the Executive shall have thirty (30) days in which to appear before the Board with counsel, or take such other action as he may deem appropriate, and such thirty (30) day period is hereby agreed to as a reasonable opportunity for the Executive to be heard.

          (d) TERMINATION BY THE EXECUTIVE. The Executive may voluntarily terminate his employment hereunder at any time with or without Good Reason. For purposes of this Agreement, "Good Reason" shall mean, so long as the Executive has not been guilty of the conduct set forth in clauses (A), (B) or
(C) of Section 5(c) hereof, (i) a failure by the Company to comply with any material provi-sion of this Agreement that has not been cured within thirty (30) days after written notice of such noncompliance has been given by the Executive to the Company or (ii) the assignment to the Executive by the Company of duties inconsistent with the Executive's position, duties or responsibilities as President and Chief Executive Officer of the Company including, but not limited to, any material reduction in such position, duties or responsibilities or material change in his title, (iii) a relocation by the Company of the Executive's office to a location outside a 30 mile radius from Denver, Colorado, which relocation is made not as part of a relocation of the Company's executive offices (in the case of each of clauses (ii) and (iii) above, without the consent of the Executive) or (iv) the occurrence of a Change of Control (as defined in the Stock Option Agreement). The Executive's election to terminate under this Section 5(d) shall be made by giving Notice of Termination not later than 60 days from, as applicable, the date that the Company fails to cure under (i) above, the assignment of duties under (ii) above, the date that the Executive is advised of the proposed relocation under (iii) above and the date of the Change of Control described under (iv) above.

          (e) NOTICE OF TERMINATION. Any termination of the Executive's employment by the Company or by the Executive (other than termination pursuant to Section 5(a) hereof) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

          (f) DATE OF TERMINATION. Except to the extent otherwise herein provided, "Date of Termination" shall mean (i) if the Executive's employment is terminated pursuant to Section 5(a), the date of his death, (ii) if the Executive's employment is terminated pursuant to Section 5(b) or (c), the date of or a later date specified in the Notice of Termination, (iii) if the Executive's employment is terminated pursuant to Section 5(d), the date on which the Notice of Termination is given and (iv) in the case of a failure by the Company to offer to extend this Agreement as described in Section 5(c) hereof, the last day of the Term. Except as provided in and subject to Section 6 hereof, the Company shall not have any obligation to Executive for salary continuation, severance or termination pay upon termination of this Agreement.

     6.   COMPENSATION UPON TERMINATION

          (a) If the Executive's employment is terminated (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or disability (pursuant to Section 5(b) hereof), then the Company shall pay the Executive his full Base Salary through the Date of Termination (to the extent not otherwise paid through the Date of Termination) at the rate in effect immediately prior to the Date of Termination, provided that if the Executive's employment hereunder terminates by reason of his death, the Company shall continue to make salary payments at the rate of the Base Salary then in effect in respect of the month following the date of death. In addition, notwithstanding any provision to the contrary in this Agreement, the Executive shall continue to participate in, and shall receive all accrued benefits to which the Executive is entitled under, all of the Company Plans, through the Date of Termination, provided that the Executive shall not be entitled to any portion of the Incentive Bonus unless such bonus shall be payable pursuant to Section 4(f) with respect to a Reference Year ending on or before the Date of Termination.
With respect to the Incentive Bonus, if the Date of Termination occurs after the end of a Reference Year and prior to the determination of whether the performance goals for such Reference Year were met, such Incentive Bonus shall be payable, if it is determined that such goals were met, in accordance with the provisions of Section 4(f) hereof.

          (b) If the Executive's employment is terminated (i) by the Company without Cause (other than for disability pursuant to Section 5(b) hereof), or
(ii) by the Executive for Good Reason, then the Company shall pay to the Executive, as severance pay, the following amounts, which shall not be discounted to take into account present value:

          (A) to the extent not otherwise paid through the Date of Termination, the Executive's full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given; and

          (B) in lieu of any further salary and bonus or other incentive compensation payments to the Executive for periods subsequent to the Date of Termination, the sum of $1,000,000.

          Such amounts shall be payable in two equal installments on the 5th day following the Date of Termination and the 180th day following the Date of Termination, respectively. In addition to the foregoing, until such time that the Executive becomes eligible for coverage under a program maintained or sponsored by a subsequent employer of the Executive (not including self-employment), the Company shall, at the Company's expense, allow the Executive to continue to participate, for the number of years (including partial years) then remaining in the Term, to the same extent and upon the same terms as the Executive participated in such plans immediately prior to the termination of his employment, in the Company's medical reimbursement and other welfare benefit plans in which the Executive was entitled to participate immediately prior to the Date of Termination; provided that the Executive's continued participation in such plan shall be continued pursuant to this sentence only to the extent permissible under the general terms and provisions of such plans and applicable law.

     7.   RESTRICTED STOCK

          (a) ISSUANCE OF COMMON STOCK. As an essential inducement to the Executive's entering into this Agreement, the Company hereby agrees to issue to the Executive, without cost to the Executive, 60,000 shares of Common Stock of the Company (the "Restricted Shares"), on the terms and conditions set forth herein. The Restricted Shares shall be registered in the Executive's name, but the certificates evidencing the Restricted Shares shall be retained by the Company until such shares become vested and the restrictions thereon lapse in accordance with Section 7(d) hereof. The period prior to the time that any particular Restricted Shares become vested and the restrictions thereon lapse is hereinafter referred to as the "Restricted Period" with respect to such shares. The Executive shall execute a stock power, in blank, with respect to such Restricted Shares and deliver the same to the Company.

          (b) RIGHTS AS A SHAREHOLDER. Except as provided in Sections 7(c) and 7(d) hereof, during the Restricted Period, the Executive shall have all the rights of a shareholder with respect to Restricted Shares, including the right to receive dividends or other distributions and the right to vote such shares; provided that any such dividends or other distributions shall be retained by the Company unless and until the Restricted Shares in respect of which such dividends or other distributions were paid shall vest pursuant to
Section 7(d) hereof.

          (c) NON-TRANSFERABILITY. During the Restricted Period, the Executive may not sell, transfer, pledge, or otherwise encumber or dispose of the Restricted Shares, and any attempted sale, transfer, pledge or other encumbrance or disposition (whether voluntary or involuntary) in violation of this Section 7(c) shall be null and void.

          (d) VESTING; LAPSE OF RESTRICTIONS; FORFEITURE. Except as otherwise provided in this Section 7(d), the Restricted Shares shall vest, and the restrictions imposed thereon shall lapse, as to 50% of such shares on the first anniversary of the Effective Date, and as to the remaining 50% of such shares on the second anniversary of the Effective Date; PROVIDED that if a Change of Control occurs during the Term and the Executive remains continually employed by the Company from the date hereof to the Change of Control Date (as defined in the Stock Option Agreement), then all of the Restricted Shares that have not theretofore vested shall become vested as of the Change of Control Date. If the Executive's employment with the Company is terminated prior to the second anniversary of the Effective Date, the Executive's rights with respect to the Restricted Shares shall be as follows:

          (i) If the Executive's employment with the Company is terminated (A) by the Company without Cause, other than for disability, or (B) by the Executive for Good Reason, then, as of the Date of Termination, (X) fifty percent (50%) of the Restricted Shares shall become vested, if the Date of Termination is on or before the first anniversary of the Effective Date, or (Y) all of the Restricted Shares that have not vested as of the Date of Termination shall become vested, if the Date of Termination is after the first anniversary of the Effective Date. Notwithstanding the foregoing, if a Change of Control occurs within 180 days after the Date of Termination, and either (x) the arithmetic average of the Fair Market Values per share of Common Stock as of each day in any period of 30 consecutive days prior to the Change of Control Date or (y) the Fair Market Value per share of Common Stock as of the Change of Control Date, shall equal or exceed the Target Price Per Share, then all of the Restricted Shares that have not become vested pursuant to the preceding sentence of this Section 4(d)(i) shall become vested as of the Change of Control Date. Any Restricted Shares that do not become vested pursuant to the immediately preceding two sentences of this
               Section 4(d)(i) shall be forfeited to the Company (without any action on the part of the Company or the Executive) on the 180th day following the Date of Termination, and the Executive shall have no further rights with respect to such Restricted Shares.

          (ii) If the Executive's employment with the Company is terminated by reason of death or disability as provided in Section 5(b) hereof, then, as of the Date of Termination, the portion of the Restricted Shares that have not vested at the Date of Termination equal to the number of such unvested Restricted Shares multiplied by a fraction, the numerator of which is 24 minus the number of full months remaining in the Term after the Date of Termination and denominator of which is 24, shall become vested, and the restrictions im-posed thereon shall lapse. The balance of such unvested Restricted Shares shall be forfeited to the Company (without further action on the part of the Company or the Executive) as of the Date of Termination, and the Executive shall have no further rights with respect to such balance.

       (iii) If the Executive's employment with the Company is terminated (A) by the Executive without Good Reason, or (B) by the Company for Cause, then, as of the Date of Termination, all of the Restricted Shares that have not vested as of the Date of Termination shall be forfeited to the Company (without any further action on the part of the Company and the Executive), and the Executive shall have no further rights with respect to such Restricted Shares.

          (e) DELIVERY OF SHARE CERTIFICATES. Upon the vesting of any Restricted Shares, the certificates evidencing such Restricted Shares shall be delivered promptly to the Executive. In the case of Executive's death, such certificates will be delivered to the beneficiary designated in writing by the Executive pursuant to a form of designation provided by the Company, to the Executive's legatee or legatees, or to his personal representatives or distributees, as the case may be. Unless registered under the Securities Act of 1933, as amended, certificates evidencing the Restricted Shares shall bear the following legend:

     THE SHARES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS, IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.

     8.   LEGAL FEES; REIMBURSEMENT OF CERTAIN EXPENSES

          The Company shall promptly reimburse the Executive for the reasonable legal fees and expenses incurred by the Executive in connection with (i) the negotiation, preparation and implementation of this Agreement, the Stock Option Agreement, the Registration Rights Agreement, dated the date hereof, between the Company and the Executive (the "Registration Rights Agreement") and any additional documents or instruments related thereto, and any transactions contemplated thereby and (ii) enforcing or defending any right or benefit of the Executive pursuant to this Agreement, the Stock Option Agreement, the Registration Rights Agreement or any additional documents or instruments related thereto, or any transaction contemplated thereby; provided that the Company shall have no obligation to reimburse the Executive for any fees and expenses described in clause (ii) above unless the resolution of any action taken by the Executive to enforce or defend such right or benefit is in favor of the Executive. In addition, the Company hereby agrees that the amount of any such legal fees and expenses reimbursed to the Executive under clauses (i) and (ii) above shall not be taken into account by the Company in determining the aggregate compensation paid or payable to the Executive under this Agreement.

     9.   INDEMNIFICATION

          The Company shall indemnify the Executive (and his legal representatives), unless expressly prohibited by applicable law, against all losses, claims, damages, liabilities, costs, charges and expenses incurred or sustained by him or his legal representatives in connection with any action, suit or proceeding to which he (or his legal representatives) may be made a party by reason of his being or having been a director, officer or employee of the Company (including payment of expenses in advance of the final disposition of the proceeding). The Company further agrees, upon demand by the Executive, promptly to reimburse the Executive for, or pay, any loss, claim, damage, liability or expense, unless expressly prohibited by applicable law, to which the Company has agreed to indemnify the Executive pursuant to Sections 8 and 9 hereof. If any action, suit or proceeding is brought or threatened against the Executive in respect of which indemnity may be sought against the Company pursuant to the foregoing, the Executive shall notify the Company promptly in writing of the institution of such action, suit or proceeding. Such action, suit or proceeding shall be defended by and be under the exclusive control of the Company and its counsel; except that the Executive shall have the right to designate separate counsel, acceptable to the Executive in his sole discretion, and, to the extent of a conflict of interest with the Company, the right to direct, control and supervise the Executive's defense of such action, suit or proceeding.

     10.  TAXES

          The Company shall deduct from all amounts payable under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

     11.  CONFIDENTIALITY AND NONCOMPETITION

          (a) Unless otherwise required by law or judicial process, the Executive shall keep confidential all confidential information known to the Executive concerning the Company and its businesses during his employment with the Company and for the shorter of three (3) years following the termination of the Executive's employment with the Company or until such information is publicly disclosed by the Company or otherwise becomes publicly disclosed other than through the Executive's actions; provided, that the Executive shall provide notice to the Company in advance of any disclosure required by law or judicial process in a timely manner to permit the Company to oppose such compelled disclosure.

          (b) The Executive agrees that during his employment with the Company and for a period of two (2) years thereafter, he shall not, directly or indirectly, as a principal, officer, director, employee or in any other capacity whatsoever, without the prior written consent of the Company, engage in, or be or become interested or acquire any ownership of any kind in, or become associated with, or make loans or advance property to any person engaged in or about to engage in, any business activity that is competitive with any of the businesses engaged in by the Company during the Term in any of the geographic areas in which such businesses are then conducted by the Company or have been conducted by the Company during the twelve months preceding the termination of the Executive's employment. Nothing in this Agreement shall prevent the Executive from making or holding any investment in any amount in securities traded on any national securities exchange or traded in the over the counter market, provided said investments do not exceed one percent (1%) of the issued and outstanding stock of any one such corporation. The Executive agrees that during his employment and for an additional period of two (2) years thereafter, the Executive shall not, directly or indirectly, employ or seek to employ any employee of the Company or any of its subsidiaries or affiliates or otherwise cause or induce any employee of the Company or any of its subsidiaries or affiliates to terminate such employee's employment with the Company or such subsidiary or affiliate for the employment of another company. Notwithstanding the preceding sentence, the Executive may employ any employee of the Company or any of its subsidiaries or affiliates if (i) such employee was not an employee of the Company or any of its subsidiaries or affiliates on the date hereof, (ii) the employment of such employee by the Executive does not cause an early termination by such employee of any written agreement that such employee may have with the Company or any of its subsidiaries or affiliates and (iii) the Executive shall not have directly or indirectly solicited or induced such employee to terminate such employee's employment with the Company or any of its subsidiaries or affiliates.

     12.  STANDSTILL PROVISIONS

          (a) The Executive agrees that during the Standstill Period (as defined below), without the prior approval of a majority of the Board of Directors of the Company (excluding the Executive), the Executive shall not, and the Executive shall cause each of his Affiliates (as defined below) not to, directly or indirectly:

          (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or offerings made available to holders of any Voting Securities (as defined below) generally, provided that any such distributed securities shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as defined below), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise, any Voting Securities, provided that the Executive and his Affiliates may acquire additional Voting Securities through open market or privately negotiated purchases so long as the effect of such acquisition would not cause the Executive and his Affiliates to beneficially own more than an aggregate of five percent (5%) of the outstanding Voting Securities, provided that any Affiliate of the Executive that owns or acquires any Voting Securities shall agree in writing to be bound by the provisions of this Section 12 with respect to such Voting Securities, and provided further that nothing in this Section 12 shall prevent the exercise of options that the Executive has acquired as permitted by this
     Section 12(a)(i);

          (ii) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules (the "Proxy Rules") of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities, initiate, propose or otherwise "solicit" (as such term is used in the Proxy Rules) shareholders of the Company, or otherwise communicate with shareholders or others pursuant to Rule 14a-1(1)(2)(iv) of the Proxy Rules in respect of any proxy or consent solicitation, in each case other than on behalf of the Company or the Board, provided that nothing herein shall limit the right of the Executive to vote any Voting Securities owned by him;

          (iii) seek, propose or make any public statement with respect to any merger, business combination tender or exchange offer, sale or purchase of assets, sale or purchase of securities (except with respect to the Voting Securities owned by the Execu-

     tive), dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Company or any of its Affiliates, except in a manner that is consistent with the Executive's capacity as an officer and member of the Board of Directors of the Company or as a holder of Voting Securities; and

          (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities, other than groups consisting solely of the Executive and his Affiliates.

          (b) Nothing contained in this Section 12 shall be deemed in any way to prohibit or limit the lawful activities of the Executive in his capacity as a director of the Company, regardless of whether such actions are taken at a meeting of the Board of Directors (or any committee thereof) or otherwise.

          (c) The Executive shall not be in breach of or in default under the provisions of Section 12(a)(i) hereof, and shall not be required to dispose of any Voting Securities, if the aggregate Voting Securities beneficially owned by the Executive and his Affiliates is increased to more than five percent (5%) of the outstanding Voting Securities solely as a result of a recapitalization of the Company or a repurchase of securities by the Company or any other action taken by the Company or its Affiliates.

          (d) "Affiliate" shall have the meaning provided in Rule 12b-2, promulgated under the Exchange Act, and shall include "Associates" as defined in Rule 12b-2, provided that the Company shall not be deemed to be an Affiliate of the Executive.

          (e) "Person" shall mean any individual, group, corporation, partnership, firm, government or agency or political subdivision thereof or other entity of whatever nature.

          (f) "Standstill Period" shall mean the period commencing on the first day of the Term and ending on the second anniversary of the last day of the Term.

          (g) "Voting Securities" shall mean the shares of Common Stock and any other securities of the Company that are entitled to vote generally in the election of directors or any other securities (including, without limitation, rights and options) convertible into, exchangeable for or exercisable for, any of the foregoing (whether or not presently convertible, exchangeable or exercisable) (any such other securities being "Convertible Securities"). For the purpose of calculating the percentage of Voting Securities beneficially owned by a Person, Convertible Securities beneficially owned by any such Person shall be deemed to be converted, exchanged or exercised and shall represent the number of shares of Common Stock (or other securities of the Company entitled to vote generally in the election of directors) into which such Convertible Securities (disregarding for such purposes any restrictions on conversion, exchange or exercise) are then convertible, exchangeable or exercisable. All Voting Securities at any time beneficially owned by the Executive and his Affiliates during the Standstill Period shall be subject to all terms, provisions and restrictions contained in this Section 12.

     13.  SUCCESSORS; BINDING AGREEMENT

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, including, without limitation, any corporation or corporations acquiring directly or indirectly all or a substantial portion of the stock, business or assets of the Company, whether by merger, consolidation, sale or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement).

          (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would be still payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided hereunder, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other beneficiary or, if there be no such beneficiary, to the Executive's estate.

     14.  NOTICE

          For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given (i) when hand delivered, (ii) when sent if sent by overnight mail, overnight courier or facsimile transmission or (iii) when mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

          IF TO THE EXECUTIVE:
               Richard R. Nicolosi
               4408 Intracoastal Drive
               Highland Beach, Florida  33487

          IF TO THE COMPANY:
               Samsonite Corporation
               11200 East Forty-Fifth Avenue
               Denver, Colorado  80239
               Attention:  Board of Directors
               c/o Corporate Secretary
               (with a copy to the attention of General
               Counsel at the same address)

(in each case with a copy to Gregory A. Fernicola, Esq., at Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 and Howard
G. Kristol, Esq., at Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111) or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     15.  SURVIVORSHIP

          The respective rights and obligations of the parties hereunder set forth in Sections 4, 6, 7, 8, 9, 10 and 11 of this Agreement shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

     16.  REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants that (a) it is fully authorized and empowered to enter into this

Agreement and that its Board has approved the terms of this Agreement, (b) the execution of this Agreement and the performance of its obligations under this Agreement shall not violate or result in a breach of the terms of any material agreement to which the Company is a party or by which it is bound,
(c) no approval by any governmental authority or body is required for it to enter into this Agreement, (d) this Agreement is valid, binding and enforceable against the Company in accordance with its terms, except to the extent affected or limited by applicable bankruptcy laws or other statutes governing the rights of creditors generally and any regulations or interpretations thereof, and (e) the Restricted Shares upon their issuance to the Executive as provided herein, will constitute duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, subject only to the rights of the Company specified in Section 7 hereof. The Executive represents and warrants that his execution of this Agreement and his performance of his duties and responsibilities under this Agreement shall not violate or result in a breach of the terms of any material agreement to which he is a party or by which he is bound.

     17.  MISCELLANEOUS

          (a) ENTIRE AGREEMENT. The parties hereto agree that this Agreement and the Stock Option Agreement referred to in Section 4(d) hereof contain the entire understanding and agreement between them, and supersedes all prior understandings and agreements between the parties respecting the employment by the Company of the Executive, and that the provisions of this Agreement may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the parties hereto. Nothing contained herein shall supersede or otherwise modify the rights and obligations of the Company or the Executive under the Stock Option Agreement. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

          (b) WAIVER. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          (c) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     18.  VALIDITY

          The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

     19.  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused its name to be subscribed to this Agreement by its duly authorized representative and the Executive has executed this Agreement as of the date and the year first above written.

                                      SAMSONITE CORPORATION



                                      By:    /s/ Robert H. Falk
                                         ------------------------------------
                                          Name:  Robert H. Falk
                                          Title:  Asst. Secretary




                                           /s/ Richard R. Nicolosi
                                      ---------------------------------------
                                      Richard R. Nicolosi
                                      May 15, 1996